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                                                                    EXHIBIT 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS


     We hereby consent to the use in the Prospectus constituting part of this Registration Statement on Form S-1 of our report dated February 12, 1999, except as to the first paragraph of Note 14 which is as of June 18, 1999, relating to the financial statements of GlobeSpan, Inc., which appears in such Prospectus. We also consent to the use in the Prospectus of our report dated August 28, 1998 relating to the financial statements of The Advanced Transmission Technology Division of AT&T Paradyne Corporation, which appears in such Prospectus. We also consent to the references to us under the headings "Experts" and "Selected Financial Data" in such Prospectus. However, it should be noted that PricewaterhouseCoopers LLP has not prepared or certified such "Selected Financial Data."



                                            /s/ PRICEWATERHOUSECOOPERS LLP

                                          --------------------------------------

                                          PricewaterhouseCoopers LLP


Florham Park, New Jersey

June 21, 1999